           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                                                                 EXHIBIT 10.28.1

                        AMENDMENT TO SERVICES AGREEMENT

This Amendment (the "Amendment"), dated as of April 1, 1999 (the "Effective Date") amends the Services Agreement between Direct Sales Division, a division of Sony Electronics Inc. ("Sony") and Intek Information Inc. ("Vendor") dated as of May 1, 1997 and amended March 31, 1999 (the "Agreement").

1.   AMENDMENT
     ---------

The Agreement is hereby further modified and amended as follows:

     a. The term of the Agreement shall be extended for an additional two years from the Effective Date of this Amendment.
     b. Exhibit A of the Agreement and related referenced Attachments shall be replaced in its entirety with the new Exhibit A and related referenced Attachments attached hereto, effective as of April 1, 1999.

2.   GENERAL
     -------

   a. The terms of this Amendment shall supersede any inconsistent or different terms contained in the Agreement.

   b. Defined terms used and not defined herein shall have the meanings assigned to them in the Agreement.

   c. This Amendment shall not be interpreted nor construed as waiving any rights, obligations, remedies or claims the parties may otherwise have under the Agreement.

   d. Except as expressly modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties, through their respective authorized representatives, have executed this Amendment as of the Effective Date.

DIRECT SALES DIVISION, A DIVISION OF
SONY ELECTRONICS INC.                       INTEK INFORMATION INC.

By:  /s/  H. Komiyama                       By:  /s/ Frank Richards
     ----------------                         ----------------------
Name:  H. Komiyama                          Name:  Frank D. Richards
Title: President, PNSC                      Title: Executive Vice President/
       a division of Sony Electronics, Inc.        Chief Operating Officer

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                               SERVICES AGREEMENT

                                   EXHIBIT A
                                   ---------
                               SERVICES AND FEES
                               -----------------


Effective Date:  July 1, 1999

This Exhibit A is attached to and made a part of the Services Agreement between the Direct Sales Division of Sony Electronics Inc. ("Sony") and Intek Information Inc. ("Vendor").

I.  SCOPE OF SERVICES.

Vendor shall perform inbound and outbound telesales and related customer support for Sony in connection with certain direct sales programs, which will offer computer and computer related products and services to end-user customers (the "Program"). Sony shall in its sole discretion determine the products and services to be included in the Program and the nature of promotions to be utilized in the Program. Vendor support shall be transparent to Sony customers so that, to the extent permitted by applicable law, such customers will not know whether they are speaking to Sony or Vendor acting on behalf of Sony. In supporting the Program Vendor will provide the following services: order entry systems, inventory systems, return merchandise authorization systems, EDI transmission into Sony's STN system, processing files, online product information systems, credit card authorization services/technology, welcome kit with invoice to customer, database feeds to Sony or Sony designated third parties, and sales reporting. Vendor will either address or route non-Program related calls as Sony directs. Vendor shall implement such third party credit verification and granting procedures as Sony may direct. Vendor shall follow the EDI protocol designated by Sony, including but not limited to the items listed in Attachment 1 hereto. Vendor shall use reasonable commercial effort to implement an automated IVR that provides order tracking and shipping information no later than December 1, 1999 (any cost to Sony for such IVR implementation shall be limited to costs related to support of Sony-specific legacy systems such as STN).

a.   Recruiting, Hiring and Training of Personnel.  Vendor will at all times
     --------------------------------------------
ensure that sufficient trained personnel are available to meet the performance standards in (d) below. Vendor will recruit, interview and hire dedicated sales and customer service representatives (ISRs) to provide both inbound and outbound telesales and customer service. Vendor will provide both initial and ongoing training of such personnel. Sony will be billed [______] per hour for continuing classroom product and development training (as opposed to initial training) that exceeds 7.5% of ISR billable hours per fiscal quarter. Sony shall approve the general characteristics of all ISR groups hired as well as the size of the Home Office/ Business ISR groups.

b.   Reporting.  Vendor will provide reports in such format and frequency as
     ---------
reasonably requested by Sony in any standard electronic or non-electronic format. Such reports may include daily real time reporting online as well as weekly and monthly quantitative reporting including total calls by marketing program, total sales by product by marketing program, cost per call

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                           INTEK INFORMATION, INC.

analysis, average call length, calls and sales analysis by hour, day, week and month, and aspect reports by ISR. Notwithstanding any agreed reporting schedule, Vendor will immediately notify Sony of any critical developments.

c.   Database.  Vendor will maintain a complete database of all Sony customers
     --------
related to the Services hereunder containing such information as Sony shall specify. Such database system shall be flexible enough to support multiple marketing campaigns and categorize different information by campaign. Vendor shall provide data from such database to Sony or third parties as designated by Sony in accordance with a fee schedule to be mutually agreed by the parties no later than November 1, 1999 and attached hereto as Attachment 3. Sony shall approve all Vendor internal procedures regarding database management and maintenance in writing, and Vendor shall follow such procedures without exception. Upon termination or expiration of this Agreement Vendor shall deliver such database in its entirety to Sony in standard electronic format and retain no copies.

d.      Performance Standards.  Vendor will meet Sony's minimum performance
        ---------------------
standards as specified below in conducting telesales services:

          i. On a monthly basis, monitor each ISR a minimum of three times per forty (40) hours.
          ii.   On a monthly basis, maintain a ISR to supervisor ratio of 12:1.
          iii. Provide a dedicated manager for the Program with no other responsibilities.
          iv. Provide a minimum hourly pay rate of [__________ (____)] per ISR employed in the Northern California area beginning no later than the ninety-first day of employment by Vendor.
          v. On a monthly basis, answer eighty percent of incoming calls within 30 seconds during both peak and non-peak times (three minutes for Customer Service calls). "Customer Service" call shall be defined as all outbound customer service calls and all inbound calls that select the post sales customer service prompt within the Sony IVR and are actually answered by Vendor customer service representatives.
          vi. On a monthly basis, maintain a call abandonment rate of less than three percent (3%) during both peak and non-peak times (twenty-five percent (25%) for Customer Service calls unless the total percentage of Customer Service calls is below twenty percent (20%) of the total calls answered, in which case the abandonment percentage maximum for Customer Service calls shall be reduced to ten percent (10%)).
          vii. On a monthly basis, maintain a call blockage (busy) rate of less than two percent (2%) during both peak and non-peak times (twenty-five percent (25%) for Customer Service calls unless the total percentage of Customer Service calls is below twenty percent (20%) of the total calls answered, in which case the abandonment percentage maximum for Customer Service calls shall be reduced to ten percent (10%)).
          viii. On a monthly basis, average hold time once a customer is within the voice response unit must average less than 30 seconds (three minutes for Customer Service calls unless customer service calls exceed 20% of total calls.

          ix. ISRs performing below quality standards must be coached and counseled by Vendor in accordance with Vendor's corrective action procedures and brought up to baseline quality standards within 30 days.
          x. With respect to Home Office/Business staffing, on a monthly basis, Vendor shall not perform more than one hour daily of training, focus groups or other meetings or breaks per 8 hour day per ISR. ISRs shall be either engaged in a customer phone call, engaged in wrap-up of a previous customer phone call (90 second average expectation of required time) or fully available for customer phone calls 87% of their total work day.
          xi. Automated support shall be provided 24 hours per day, 7 days per week, 365 days per year.
          xii. Live ISR's shall be available Monday-Friday 8 AM to 11 PM CST; Saturday and Sunday 8 AM to 7 PM CST; 365 days a year. Changes to such hours shall be mutually agreed by the parties in writing. Customer service reps shall be available Monday - Friday 8 AM to 5 PM PST. Home office reps shall be available Monday - Friday 6 AM to 6 PM PST.
          xiii. Vendor shall follow the EDI profile and procedures set forth in Attachment 1.
          xiv. Vendor shall utilize the staffing model generated by the Prime Time software as used by Vendor on January 1, 1998, or such other software or upgrade to Prime Time mutually agreed upon in writing by the parties.

Vendor shall provide equipment and connections to allow Sony to perform remote, undetected monitoring of ISR calls (Vendor shall ensure that all legally required disclosure of such monitoring shall be made) at all times. Vendor shall participate in such monitoring at Sony's request with 24 hours notice. Vendor shall allow Sony nondisruptive on-site monitoring with 24 hours notice.

Vendor shall supply Sony with drafts of all sales and other scripts for Sony's approval, which may be withheld in Sony's sole discretion.

e.   Fee for Teleservicing Services.
     ------------------------------

     i. Percentage of Revenues for all Sales other than "Home Office/Business" Sales. For the period beginning July 1, 1999 through March 31, 2000, Vendor shall be compensated for all of its services other than "Home Office/Business Sales" on a percentage of revenue basis as set forth in the chart below. For purposes of this Agreement, "Sony Revenues" shall mean actual (April 1 to March 31) telesales revenue received by Sony from customers ordering via Vendor, less taxes, refunds, fraud charge writeoffs and shipping charges (if any). Taxes, refunds, and shipping charges will be capped at [______] of Gross Revenue. "Sony Revenue" shall never be less than [____] of telesales revenue received by Sony from customers ordering via Vendor.

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                           INTEK INFORMATION, INC.


  Sony Revenues          Percent due Vendor
  -------------          ------------------

     $ [__________]           [____]
       [_________]            [____]
     [__________]             [____]
     [______________]         [____]
     [______________]         [____]
     [______________]         [____]
     [______________]         [____]

Upon attainment of $[________] in revenues, Vendor shall be paid a one time bonus of [__]% of $[______________ ($____________)]. Upon attainment of the rate of [____]% (greater than $[__________] but less than $[____________)] , the reductions in percentage due Vendor based on Sony revenues are for incremental revenue only.

     ii.  Home Office/Business Sales Compensation. For the period beginning
          July 1, 1999 through March 31, 2000, Vendor shall be compensated for all revenues related to Home Office / Business Sales at a rate of [$ ] per hour based on ISR billable hours as determined by mutually agreed scheduling software parameters. For purposes of this Agreement, "Home Office / Business" sales shall be any sales developed or secured through the Sony Financial Services Program plus any credit card transactions discounted by Sony as part of its Sony Business Direct program(s). Sony represents in good faith that the Sony Business Direct program shall be directed toward business (including home and small business) market segments. All Home Office / Business ISRs shall be compensated an average of $[_____] per hour (base plus incentive).

     iii. Sony shall pay Vendor a $[________] retainer on a monthly basis by the last day of each month, subject to quarterly reconciliation to be completed by the tenth (10/th/) business day after the end of a quarter (June 30, September 30, December 31 and March 31.) At the time of such reconciliation, any amount due from one party to the other shall be paid within thirty (30) days.

     iv. The fee for the period beginning April 1, 2000 and ending March 31, 2001 will be mutually agreed by the parties and memorialized in a written amendment to this agreement prior to February 28, 2000; in the event the parties do not agree after good faith negotiation (including in person meetings with responsible management) on such fee this Agreement shall expire as of March 31, 2000 and Sony shall pay Vendor a one-time fee of $[__________] in lieu of any other termination obligation (including any obligation to provide minimum call volume).

     v. Adjustments. The fee payable to Vendor shall be subject to adjustment as set forth in this Section (e) (v).

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                           INTEK INFORMATION, INC.

(A) If over twenty percent (20%) of total inbound and outbound calls to Vendor constitute "Customer Service" calls as defined in Section I(d)(v), through no fault of Vendor, such number of calls that are incremental over the twenty percent (20%) limit shall be billed to Sony at $[_____] per hour or such other amount as the parties may mutually agree.

(B) Sony shall provide Vendor with rolling three month advance inbound call forecasts by the fifteenth (15/th/) of each month for the next three full month period. If actual realized call volume for the first month of such three month forecast period is less than eighty seven point twenty five percent (87.25%) of such three month forecast's prediction, the incremental difference between actual call volume and the eighty seven point twenty five percent (87.25%) requirement shall be billed to Sony at the rate of $[_____] per hour. Vendor will not be held to performance standards I (d) (v--viii) for any month when actual volume variance is + 12.75% of the three month forecast.

            Example:  May forecast          1 000 calls
                      May actual              700 calls

                      Percent to forecast            70%
                      Percent to forecast goal       87.5%
                      Percent under goal             17.5%
                      Staffing hours for forecast    100 hours
                      Percent hours at hourly rate   17.5 hours
                      Hourly bill rate               $ [__]
                      Incremental billing amount     $[______]

(C) Sony shall provide Vendor with a confidential quarterly forecast of expected sales of Sony desktop and notebook PC CPU units through Vendor. On a product build cycle basis, if Sony does not maintain at least an average 87.5 percent (87.5%) order fill rate (orders other than pre-orders shipped within a sixty (60) day period) by product build basis forecast of orders on PC notebook and desktop computer CPU units, Vendor shall bill Sony such incremental amount, if any, as Vendor would have realized if such forecast amounts, had been fulfilled at an average 87.5 percent (87.5%) fill rate. Such financial adjustment shall not be made for Sony's delay or inability to fulfill due to force majeure.

(D) Vendor agrees to provide information technology (IT) customization services beyond those within the scope of the inclusive retainer relationship herein ("New IT Services") at negotiated mutually agreed rates. Sony shall approve all such New IT Services in writing before such New IT Services and rates are initiated. The mutually agreed upon rates for all New IT Services, definition of scope of such services, and any special terms or payment considerations will be attached to this document by November 1, 1999.

(E) For any period of time Vendor is not in compliance with the minimum performance standards set forth in I (d) above and Vendor has been notified in writing of such default during the applicable cure period, Vendor or any extension to such cure period, Vendor's fee percentage of revenues for such period shall be adjusted downward by one-half percent (0.50%) and Vendor's hourly rate shall be adjusted downward to $[______] per hour. No adjustment shall be

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                           INTEK INFORMATION, INC.

made if the actual call volume is more than 12.75% of the first month of the three month call forecast.

(F) If Vendor's customer fulfillment activity increases more than ten percent as a percentage of total units sold beyond the level for the year ending April 1, 1999, Sony shall pay for incremental fulfillment beyond such April 1, 1999 fulfillment percentage plus ten percent on a per unit basis. Such incremental units shall be billed by Vendor in accordance with the feeds outlined in Attachment 4 along with related supplies and postage.

          iii. ISR Incentive Plan. Sony at its sole discretion may fund an additional ISR Incentive Program, the terms of which the parties shall mutually agree to in writing. Vendor will pay any agreed incentives within 30 days of ISR accrual and Sony shall find such payment within thirty days of Vendor invoice (which shall not be issued prior to Vendor payment to ISRs).

          iv. Call Volume. Subject to Section 1(e)(iv) Sony shall provide Vendor the data and authority to receive at least 25,000 calls per month; Sony however provides no guarantee, in the event of a business downturn, that such call volume will be achieved. For purposes of this section, business downturn shall be defined as circumstances not controlled directly or indirectly by Sony that causes a material decline in telephone traffic, sales and/or the profitability of the VAIO business segment of business for Sony no longer meets the internal business requirements of Sony to continue in, such business segment through direct marketing. In the event that Sony relies on this section in order to justify the decline in call volume as outlined above, it is understood and agreed that Sony shall not change the business requirements for continuation in said business segment in order to invoke this section. It is further understood and agreed that in the event that call volume goes below 25,000 per month and/or Sony determines that Sony shall no longer participate in the VAIO segment, Vendor shall be entitled to payment as if the campaign continued to the ending date of this Agreement with incoming call volumes of ten thousand (10,000) per month at the average Sony revenues attributable to such a call volume for the ninety (90) days prior to the announcement by Sony of Sony's discontinuation of participation in such business segment.

          v. Vendor shall conduct Sony teleservices activities only at the following call center locations at the following percentages: Northern California (excluding Hayward after a to be mutually agreed point in time): 55-75%; Fort Scott, Kansas: 25-45% and Denver. The parties will mutually agree on a plan to transition services from Denver. Any changes outside of the above ranges and locations must be approved by Sony in writing.

f.   Hardware and Software.  The hardware and software referenced on Attachment
     ---------------------
3A, is the property of Sony. If Vendor has not already, Vendor shall take all appropriate actions to transfer ownership and otherwise secure for Sony's benefit the use of such hardware and software. Except as provided in Attachment 3A, Vendor shall be required to provide all hardware, software, telecommunications and infrastructural resources to enable full customer support services.

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                           INTEK INFORMATION, INC.

g.   Invoice and Thank-You Kit Project.  Vendor shall perform additional
     ---------------------------------
services in connection with invoicing and inclusion of a thank you kit in invoice mailings per Attachment 4. The Percentage of Revenues fee in e(i) above shall constitute Vendor's sole compensation for such services.

h.   Sony Loan of Equipment/Products.  Vendor shall execute an Equipment Loan
     -------------------------------
Agreement with Sony for all equipment loaned by Sony to Vendor in the form of Attachment 5. Such equipment shall include any hardware or software purchased for Sony by Vendor as provided in Attachment 3A.

i.   Ownership of Telephone Numbers.  Sony shall own all telephone numbers,
     ------------------------------
including 800 numbers, used in connection with the Services unless owned by some other service provider.

j.   Training Fees.  Sony shall pay the fees specified in Attachment 6 with
     -------------
respect to the training services. Notwithstanding the foregoing, Vendor shall be responsible for all new-hire training cost as a result of annual attrition rates greater than twenty eight percent (28%).

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                                  ATTACHMENT 1
                                  ------------

EDI PROTOCAL
------------

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                           INTEK INFORMATION, INC.

                          Intek Profile and Procedures

[_______

___________________________
___________________________

___________________________

___________  ________________
___________  ________________
___________  ________________
___________  ________________
___________  ________________

____________________

______________________________________________________________________________
______________________________________________________________________________
____________________________________________

____________________________________________]

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.


                                 ATTACHMENT 3A
                                 -------------

  LIST OF HARDWARE AND SOFTWARE PURCHASED BY VENDOR AND
  -----------------------------------------------------
  SOLD TO SONY
  ------------

                                   Exhibit A
                                   ---------


------------------------------------------------------------------------------------------------------------------------------
Equipment                                                            Quantity        Unit Price          Extended Price
------------------------------------------------------------------------------------------------------------------------------
Compaq Servers
 Compaq Proliant 50000R 6/200                                                 2           12,307.00                24,614.00
 Pentium Pro 6/200 Processor Kit                                              2            2,125.00                 4,250.00
 Rack-Mountable Storage System                                                2            1,118.00                 2,232.00
 Rack - 42U                                                                   1            1,678.00                 1,678.00
 Rack Stabilizing Kit                                                         1              124.00                   124.00
 Rack Sidewall Kit for Rack - 42U                                             1              208.00                   208.00
 Rack Blanking panel Kit                                                      1               45.00                    45.00
 2.1 GB Hard Drive Hot Pluggable                                             10              770.00                 7,700.00
 Smart UPS 30000RM, 30000VA                                                   2            1,712.00                 3,424.00
 Netflex Controller                                                           2              169.00                   338.00
 10/100 Base TX UTP Module                                                    2               97.00                   194.00
 SCSI Storage Expander For Rack                                               2              661.00                 1,322.00
 V50 Monitor                                                                  2              361.00                   722.00
 Rack External Keyboard                                                       2               30.00                    60.00
 Compaq Mouse                                                                 2               35.00                    70.00
 Backup Exec Software for Windows NT v.6.1                                    2              437.00                   874.00
 126MB DIMM RAM Memory Kit                                                    2            1,397.00                 2,794.00
------------------------------------------------------------------------------------------------------------------------------
Subtotal                                                                                                           50,649.00
------------------------------------------------------------------------------------------------------------------------------
Freight                                                                                                               121.44
Tax                                                                                                                 3,925.30
------------------------------------------------------------------------------------------------------------------------------
Subtotal Compaq Servers with Freight and Tax                                                                       54,695.74
------------------------------------------------------------------------------------------------------------------------------
Sybase Database Licenses
 Sybase Replication Server                                                    2          [________]              [_________]
 SQL Server NT - 64 User                                                      1         [_________]               [________]
 Replication Server Manager                                                   1           [_______]               [________]
 Sybase Replications Server Support                                           2           [_______]               [________]
 SQL Server NT - 64 User Support                                              1           [_______]               [________]
 Replication Server Manager Support                                           1            [______]               [________]
------------------------------------------------------------------------------------------------------------------------------
Subtotal                                                                                                           40,255.30
------------------------------------------------------------------------------------------------------------------------------
Freight                                                                                                               150.00
Tax                                                                                                                 3,119.79
------------------------------------------------------------------------------------------------------------------------------
Subtotal Sybase Database Licenses with Freight and Tax                                                             43,525.09
------------------------------------------------------------------------------------------------------------------------------
Grand Total All Equipment Freight and Tax                                                                          98,220.82
------------------------------------------------------------------------------------------------------------------------------

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                                  ATTACHMENT 4
                                  ------------

Sony Invoice & Thank You Kit Proposal

Invoicing will require the following items be custom hand picked, packed, sealed, metered and mailed 1st class:

 Invoice
 Personalized letter - customer name & address, ISR name & extension who placed order
 Full Line Catalog - 6" x 9", 41 pages
 Product Return Labels
 Return Request Process/Instructions - 2 pages
 Return Checklist - 1 page
 Gift - Package of Klear Screen Wipes


Assumptions
-----------
 .    Sony will provide Intek with custom 9" x 12" envelopes w/ Sony "Direct"
     Logo
 .    Sony will provide Intek with all preprinted materials; catalogs, brochures, labels, envelopes, etc...
 .    Sony will provide Intek with 1 month inventory of all above items - Intek will provide Sony inventory usage reports
 .    Intek will supply and laser print the Return Request Process/Instructions,
     Return Checklist, and Terms and Conditions
 .    Sony has requested a "Blurb" box-advertising message on invoice; this can change monthly but it is not product specific
 .    Thank you kit to include a "checklist of items required to be returned to receive full RMA credit"
 .    Sony is responsible for all mailing charges; Intek will use its own postage account, track costs, and pass through mailing costs
 .    Based on $[___] volume 1st full year and average order price of $[_____]
     this is estimated at 115 invoices/day
 .    Setup charges for creating the invoice and creating personalized letters are billed at $[__]/hour.
 .    Setup charges requiring senior level programming skills are billed at
     $[_____]/hour.
 .    Daily Minimum Charge of $[___] to cover both invoicing and literature fulfillment
 .    Invoicing will be done Monday through Friday (Saturday and Sunday's invoicing will be done on Monday)
 .    Intek will provide a daily invoicing confirmation report online
 .    The prices listed below are priced on a "per thousand" basis


Service Provided                             Unit Cost  Daily Qty  Daily $'s     Monthly $'s      Annual $'s
-------------------------------------------------------------------------------------------------------------------
Invoicing/Thank You Kit Fees
Laser Print Invoice                          $   [___]    115      $     [_____]  $     [______]  $  [ __________]
Laser Print Personalized Letter              $   [___]    115      $     [_____]  $   [ _______]  $    [_________]
Laser Print/Copy Return Process, Checklist   $   [___]    115      $     [_____]  $     [______]  $      [_______]
Insert Invoice, Letter, Process & Checklist  $   [___]    115      $     [_____]  $     [______]  $      [_______]
Insert Full Line Catalog, Gift, Return       $   [___]    115      $     [_____]  $     [______]  $     [________]
 Labels
Print Label 1 1/3" x 4" Avery labels         $   [___]    115      $     [_____]  $     [______]  $      [_______]
Hand Label                                   $   [___]    115      $      [____]  $     [______]  $      [_______]
Seal Flat (9 x 12), meter, and mail          $   [___]    115      $      [____]  $     [______]  $      [_______]
-------------------------------------------------------------------------------------------------------------------
Total Unit Cost Invoice/Thank You Kit        $   [___]    115      $    [______]  $  [_________]  $  [___________]
-------------------------------------------------------------------------------------------------------------------

Warehousing of materials
Pallet Storage Fees - per pallet/month    $  [_____]
Box Storage Fees - per box/month          $  [_____]
     -    approximately 4 boxes/pallet
Rack Storage Fees - per rack/month        $  [____]

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                                  ATTACHMENT 4
                                  ------------

Literature Fulfillment Proposal

Literature Fulfillment will require the following items be custom hand picked, packed, sealed, metered and mailed 1st class:

 Personalized letter - customer name & address, ISR name & extension who placed the order
 Full Line Catalog - 6" x 9", 41 pages
 Personalized address label

Assumptions
-----------
 .    Sony will provide Intek with custom 6" x 9" windowed envelopes w/Sony
     "Direct" Logo
 .    6" x 9" envelope will have window customized and address on letter will be formatted to fit within window
 .    Sony will provide Intek with all preprinted materials; envelopes, catalogs, spec sheets, etc.
 .    Sony will provide Intek with 1 month inventory of all above items - Intek will provide Sony inventory usage reports
 .    Sony is responsible for all mailing charges; Intek will use its own postage account, track costs, and pass through mailing costs
 .    Based on a potential call volume of 10,000 calls/month, Intek has estimated
     25% or 2500 literature fulfillments/month
 .    Setup charges for creating personalized letters are billed at $[__] /hour.
 .    Setup charges requiring senior level programming skills are billed at
     $[___] /hour.
 .    Daily Minimum Charge of $[___] to cover both invoicing and literature fulfillment.
 .    Literature Fulfillment will be done Monday through Friday (Saturday and
     Sunday's invoicing will be done on Monday)
 .    Intek will provide a daily literature fulfillment confirmation report online
 .    The prices listed below are priced on a "per thousand" basis


Service Provided                              Unit Cost   Daily Qty  Daily $'s     Monthly $'s     Annual $'s
----------------------------------------------------------------------------------------------------------------
Literature Fulfillment Fees
Laser Print Personalized Letter              $  [      ]    125  $    [      ]  $     [      ]  $     [     ]
Fold and Insert Letter                       $  [      ]    125  $    [      ]  $     [      ]  $     [     ]
Insert 6" x 9" Full Line Catalog             $  [      ]    125  $    [      ]  $     [      ]  $     [     ]
Seal 6" x 9" Envelope, meter and mail        $  [      ]    125  $    [      ]  $     [      ]  $     [     ]
----------------------------------------------------------------------------------------------------------------
Total Unit Cost Literature Fulfillment       $  [      ]         $    [      ]  $     [      ]  $     [     ]
----------------------------------------------------------------------------------------------------------------

Warehousing of materials
Pallet Storage Fees - per pallet/month    $  [  ]
Box Storage Fees - per box/month          $  [  ]
approximately 4 boxes/pallet
Rack Storage Fees - per rack/month        $  [  ]

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                                  ATTACHMENT 4
                                  ------------

Literature Fulfillment Services & Price List
(Prices are per Thousand)

 .    Sony will provide Intek with all custom envelopes w/ Sony "Direct" Logo
 .    Sony will provide Intek with all preprinted materials; catalogs, labels, spec sheets
 .    Sony will provide Intek with 1 month inventory of all above items - Intek will provide Sony inventory usage reports
 .    Sony is responsible for all mailing charges; Intek will use its own postage account, track costs, and pass through mailing costs
 .    Setup charges for creating personalized letters are billed at $[  ]/hour.
 .    Setup charges requiring senior level programming skills are billed at
     $[  ]/hour.
 .    Daily Minimum Charge of $[ ] to cover both invoicing and literature fulfillment
 .    Literature Fulfillment will be done Monday through Friday (Saturday and
     Sunday's invoicing will be done on Monday)
 .    The prices listed below are priced on a "per thousand" basis.

Service Provided                                                     Unit Cost
-------------------------------------------------------------------------------
Printing-Standard Letter (per piece)
Laser Printing Invoice                                     $            [    ]
Laser Printing Personalized Letter                         $            [    ]
Laser Printing Standard Letter                             $            [    ]
Laser Printing Label                                       $            [    ]

Folding (per fold)
Machine Fold                                               $            [    ]
Hand Fold                                                  $            [    ]

Hand Inserting (per Insert)
Letters (# 10)                                             $            [    ]
Flats (9 x 12)                                             $            [    ]
Odd Shaped - Catalogs, Magazines                           $            [    ]
Pens, etc...                                               $            [    ]

Hand Labeling (pressure sensitive)
Letters (# 10) 1 1/3" x 4" Avery laser printable labels                 [    ]
Flats (9 x 12) 1 1/3"' x 4" Avery laser printable labels                [    ]

Sealing
Letters (#10)                                              $            [    ]
Flats (9 x 12)                                             $            [    ]

Metering
Meter Stamp                                                $            [    ]
Hand Stamp                                                 $            [    ]

Hand Sorting (per piece)

Zip Order
Letters (#10)                                              $            [    ]
Flats (9 x 12)                                             $            [    ]

Non-Zip Order
Letters  (#10)                                             $            [    ]
Flats (9 x 12)                                             $            [    ]

Hand Counting (per piece)                                  $            [    ]

         CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                                  ATTACHMENT 5
                                  ------------

                            EQUIPMENT LOAN AGREEMENT
                            ------------------------

                                                        Date: December 2, 1997
THIS AGREEMENT is between the following parties:

Sony Electronics Inc.                           Intek Information, Inc.
Information Technologies of America             1455 Frazee Road
3300 Zanker Road                                Suite 220
San Jose, CA 95134-1940                         San Diego, CA 92108
     ("Sony")                                        ("Company")

Sony agrees to lend to the Company and Company agrees to accept the following Equipment on the following terms and conditions:

1.   Description and value of the Equipment:  Attached as Exhibit A

2.   The Equipment shall be located at the following location:  Intek
                                                                -----
     Information, Inc. 1455 Frazee Road, Suite 220, San Diego, CA 92108.
     ------------------------------------------------------------------

     Company agrees not to remove the Equipment from this location without prior written consent of Sony.

3. Delivery of the Equipment to Company shall be the sole responsibility of Sony. Sony shall assume all risk of loss or damage in transit until delivery to the aforementioned location.

4. Upon the expiration or termination of this Agreement, Company agrees to return the Equipment to Sony at the Sony location designated by Sony for such return. All costs of return delivery shall be borne solely by Company. The Company shall assume all risk of loss or damage in transit until delivery to Sony.

5. Title to the Equipment shall at all times remain with Sony. Company assumes all risk of loss regardless of cause.

6. Company shall exercise due care for the safekeeping of the Equipment and keep the Equipment in a safe and secure environment at all times.

7. Company agrees to pay for any Equipment which is not returned at the value listed above plus any applicable sales and use taxes. Sony agrees to pay the cost of repairs on any Equipment which becomes defective during the loan period.

8. The loan shall be for the term of that Services Agreement between the parties dated May 1, 1997 unless otherwise extended in writing by the parties to this Agreement.

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

9.   Company agrees to use the Equipment only for the purpose(s) stated below:
     To host Sony Electronics Teleservicing Application and Sybase Database.
     ----------------------------------------------------------------------

10. Sony shall not be liable for any incidental or consequential damages arising out of use of the Equipment.

11. Company acknowledges that the Equipment has been inspected and is in good repair and operating condition.

12. Sony lends the Equipment to the Company AS IS AND WITH ALL FAULTS and specifically disclaims ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Sony Electronics Inc.                    Intek Information, Inc.
By:  ______________________              By: ________________________
Print Name: ________________             Print Name: _________________
Title: _____________________             Title: ______________________
Date: _____________________              Date: ______________________

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                           Exhibit A to Attachment 5
                           -------------------------


-----------------------------------------------------------------------------------------------------------------------------
Equipment                                                            Quantity        Unit Price          Extended Price
-----------------------------------------------------------------------------------------------------------------------------
Compaq Servers
 Compaq Proliant 50000R 6/200                                                 2           12,307.00               24,614.00
 Pentium Pro 6/200 Processor Kit                                              2            2,125.00                4,250.00
 Rack-Mountable Storage System                                                2            1,118.00                2,232.00
 Rack - 42U                                                                   1            1,678.00                1,678.00
 Rack Stabilizing Kit                                                         1              124.00                  124.00
 Rack Sidewall Kit for Rack - 42U                                             1              208.00                  208.00
 Rack Blanking panel Kit                                                      1               45.00                   45.00
 2.1GB Hard Drive Hot Pluggable                                              10              770.00                7,700.00
 Smart UPS 30000RM, 30000VA                                                   2            1,712.00                3,424.00
 Netflex Controller                                                           2              169.00                  338.00
 10/100 Base TX UTP Module                                                    2               97.00                  194.00
 SCSI Storage Expander For Rack                                               2              661.00                1,322.00
 V50 Monitor                                                                  2              361.00                  722.00
 Rack External Keyboard                                                       2               30.00                   60.00
 Compaq Mouse                                                                 2               35.00                   70.00
 Backup Exec Software for Windows NT v.6.1                                    2              437.00                  874.00
 126MB DIMM RAM Memory Kit                                                    2            1,397.00                2,794.00
-----------------------------------------------------------------------------------------------------------------------------
Subtotal                                                                                                          50,649.00
-----------------------------------------------------------------------------------------------------------------------------
Freight                                                                                                              121.44
Tax                                                                                                                3,925.30
-----------------------------------------------------------------------------------------------------------------------------
Subtotal Compaq Servers with Freight and Tax                                                                      54,695.74
-----------------------------------------------------------------------------------------------------------------------------
Sybase Database Licenses
 Sybase Replication Server                                                    2              [    ]                  [    ]
 SQL Server NT - 64 User                                                      1              [    ]                  [    ]
 Replication Server Manager                                                   1              [    ]                  [    ]
 Sybase Replications Server Support                                           2              [    ]                  [    ]
 SQL Server NT - 64 User Support                                              1              [    ]                  [    ]
 Replication Server Manager Support                                           1              [    ]                  [    ]
-----------------------------------------------------------------------------------------------------------------------------
Subtotal                                                                                                          40,255.30
-----------------------------------------------------------------------------------------------------------------------------
Freight                                                                                                              150.00
Tax                                                                                                                3,119.79
-----------------------------------------------------------------------------------------------------------------------------
Subtotal Sybase Database Licenses with Freight and Tax                                                            43,525.09
-----------------------------------------------------------------------------------------------------------------------------
Grand Total All Equipment Freight and Tax                                                                         98,220.82
-----------------------------------------------------------------------------------------------------------------------------

           CONFIDENTIAL TREATMENT OF REDACTED PORTIONS REQUESTED BY
                            INTEK INFORMATION, INC.

                                  ATTACHMENT 6
                                  ------------

FEE SCHEDULE
------------

Campaign Set-Up                                         Fee Schedule
---------------                                         ------------
Program Design and Set-Up                               $[    ]/hour
IT Programming and Services                             Per Attachment 3 & 4
Training                                                $ [    ] /hour
Travel and Expenses                                     At Vendor cost without
                                                        Markup (passthrough)

Trainer                                                 Included
Recruiting                                              Included
Project Management                                      Included
Campaign Administrator                                  $[    ]/hour
DEI Sales Training                                      At Vendor cost without
                                                        Markup (passthrough)

Operating Features                                      Fee Schedule
------------------                                      ------------

Automated Support (VRU)                                 $[    ]/min
Live Support (ISRs)                                     Per Attachment 2
Training (New Hire, Replacement, Ongoing, Enhancement)  $[    ]/hour
E-Mail Communication to Consumers                       $[    ]/hour
IT Programming and Services                             Per Attachment 3 & 4
Trainer                                                 Included
Fax/E-Mail Communication with Sony                      Included
Project Management                                      Included
Quality Assurance                                       Included
Supervisors                                             Included
Voice Talent                                            $[    ]/hour
Campaign Administration                                 $[    ]/hour
ISR Incentive Plan                                      At Vendor cost without
                                                        Markup (passthrough)
Fax on Demand to Consumers                              $[    ]/page
Travel and Expenses                                     At Vendor cost without
                                                        Markup (passthrough)